UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2015

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)

California	000-49798	94-2340464
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6035 Stoneridge Drive

Pleasanton, California  94588

(Address of principal executive offices including zip code)

(925) 847-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

At the Thoratec Corporation (the “Company”) Annual Meeting of Shareholders held on May 5, 2015, the shareholders of the Company voted on the following five proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on March 24, 2015.

Proposal No. 1: To elect eight directors to serve for the ensuing year or until their successors are elected and qualified:

	Number of Votes
	For	Withheld	Non Votes
Neil F. Dimick	37,125,949	4,810,916	5,515,270
D. Keith Grossman	41,778,760	158,105	5,515,270
J. Daniel Cole	41,577,779	359,086	5,515,270
Steven H. Collis	41,381,305	555,560	5,515,270
William A. Hawkins, III	41,584,915	351,950	5,515,270
Paul A. LaViolette	41,609,876	326,989	5,515,270
Martha H. Marsh	41,781,619	155,246	5,515,270
Todd C. Schermerhorn	41,779,257	157,608	5,515,270

Proposal No. 2:  To approve an amendment and restatement of the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan increasing the number of shares of common stock reserved for issuance thereunder and revising certain provisions thereunder:

Number of Votes
For	38,958,808
Against	2,956,136
Abstain	21,921
Non Votes	5,515,270

Proposal No. 3: To approve an amendment and restatement of the Thoratec Corporation 2002 Employee Stock Purchase Plan increasing the number of shares of common stock reserved for issuance thereunder and revising certain provisions thereunder:

Number of Votes
For	41,038,215
Against	879,236
Abstain	19,414
Non Votes	5,515,270

Proposal No. 4:  To conduct an advisory vote on the compensation of the Company’s named executive officers:

Number of Votes
For	40,134,552
Against	1,723,282
Abstain	79,031
Non Votes	5,515,270

Proposal No. 5:  To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending January 2, 2016:

Number of Votes
For	47,337,635
Against	105,569
Abstain	8,931

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of May 8, 2015

THORATEC CORPORATION

	By:	/s/ D. Keith Grossman

D. Keith Grossman
President and Chief Executive Officer